As filed with the Securities and Exchange Commission on June 1, 2011

Registration Statement No. 333-116933

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

First Community Bank Corporation of America

(Exact name of Registrant as Specified in Its Charter)

Florida	65-0623023
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

9001 Belcher Road, Pinellas Park, Florida 33782

(727) 520-0987

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Second Amended and Restated Non-Employee Director Stock Option Plan

(Full title of the plan)

Kenneth P. Cherven

President and Chief Executive Officer

First Community Bank Corporation of America

9001 Belcher Road

Pinellas Park, Florida 33782

(727) 520-0987

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (Registration No. 333-116933) (the “Registration Statement’) of First Community Bank Corporation of America (“FCBCA”).

The Non Employee Director Stock Option Plan terminated pursuant to the Plan in May 2009, and the 103,358 outstanding options granted under the Plan expired unexercised on January 1, 2010.

In accordance with an undertaking made by FCBCA in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities of FCBCA which remain unsold at the termination of the offering, FCBCA hereby removes from registration all securities registered under the Registration Statement which remained unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pinellas Park, Florida, on this 1st day of June, 2011.

FIRST COMMUNITY BANK CORPORATION OF AMERICA

BY:	/s/ Kenneth P. Cherven
Kenneth P. Cherven President and CEO

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